Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "B-SCADA INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTY-FIRST DAY OF MAY, A.D. 2001, AT 9 O`CLOCK A.M.

CERTIFICATE OF REVIVAL, FILED THE SIXTEENTH DAY OF APRIL, A.D. 2004, AT 8 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "FIREFLY LEARNING, INC." TO "MOBIFORM SOFTWARE, INC", FILED THE SEVENTH DAY OF JULY, A.D. 2005, AT 4:29 O`CLOCK P.M.

CERTIFICATE OF REVIVAL, FILED THE TWENTY-EIGHTH DAY OF NOVEMBER, A.D. 2006, AT 3:56 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SEVENTH DAY OF FEBRUARY, A.D. 2008, AT 5:11 O`CLOCK P.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

3398097 8100H
SR# 20261873684

Authentication: 203675480
Date: 04-17-26

Delaware

The First State

CERTIFICATE OF OWNERSHIP, CHANGING ITS NAME FROM "MOBIFORM SOFTWARE, INC" TO "B-SCADA INC.", FILED THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 2012, AT 5:10 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE NINETEENTH DAY OF OCTOBER, A.D. 2012.

CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF APRIL, A.D. 2016, AT 12:24 O`CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 2017, AT 4:05 O`CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE NINTH DAY OF MARCH, A.D. 2017, AT 4:56 O`CLOCK P.M.

CERTIFICATE OF RESIGNATION OF REGISTERED AGENT WITHOUT APPOINTMENT, FILED THE THIRTEENTH DAY OF MAY, A.D. 2021, AT 3:52 O`CLOCK P.M.

CERTIFICATE OF REVIVAL, FILED THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 2021, AT 8:58 O`CLOCK A.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "B-SCADA INC.".

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/31/2001
010259704 - 3398097

CERTIFICATE OF INCORPORATION

OF

FIREFLY LEARNING, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the "Corporation") is:

FIREFLY LEARNING, INC.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 15 East North Street, Dover, County of Kent, DE 19901; and the name of the registered agent at such address is United Corporate Services, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The aggregate number of shares which this Corporation shall have the authority to issue is Fifty Million (50,000,000) shares, as follows:

a. Common Stock. Of the total authorized capital stock, the Corporation shall have the authority to issue Forty Five Million (45,000,000) shares with the par value of $.0001 each, which shares shall be designated "Common Stock".

b. Preferred Stock. Of the total authorized capital stock, the corporation shall have the authority to issue Five Million (5,000,000) shares with the par value of $.0001 each, which shares shall be designated "Preferred Stock".

A. Shares of Preferred Stock may be issued from time to time, in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issuance of such Preferred Stock, from time to time, adopted

by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, which resolutions shall be filed with the Secretary of State of the State of Delaware as required by law.

B. Each series of Preferred Stock

(i) may have such number of shares;

(ii) may have such voting powers, full or limited, or may be without voting powers;

(iii) may be subject to redemption at such time or times and at such prices;

(iv) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to the dividends payable on any other class or classes or series of stock;

(v) may have such rights upon the dissolution of, or upon any distribution of the assets of the Corporation;

(vi) may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

(vii) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(viii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of this Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase redemption or other acquisition by this Corporation or any subsidiary of any outstanding stock of this Corporation; and

(xi) may have such other relative, participating, optional or other rights, qualifications, limitations or restrictions, all as shall be stated

in said resolution or resolutions providing for the issuance of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

C. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were, subject to the conditions or restriction on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred stock and subject to any filing required by law.

No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued shall be entitled as of right to purchase or subscribe for unissued stock of any class, or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of any class of the corporation, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of any class of the corporation, or carrying any right to purchase stock of any class of the corporation, but any such unissued stock or any such additional authorized issue of any stock or of other securities convertible into stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.

<u>FIFTH</u>: The name and the mailing address of the incorporator is:

Gerald A. Adler
Bondy & Schloss LLP
6 East 43rd Street
New York, New York 10017

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by or in the manner provided in the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section

141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders of the Corporation entitled to vote unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions, authorized by the laws of the State of Delaware at the time in force, may be added or inserted in the manner and at the time prescribed by said stockholders of the Corporation.

IN WITNESS HEREOF, this certificate has been subscribed this 31st day of May, 2001 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Gerald A. Adler
Incorporator

FIREFLY LEARNING, INC.
25 CREST STREET SUITE 107
WESTWOOD, NJ 07675
201 666 9085
201 666 5066 fax

RECEIVED
2004 APR 16 AM 8:00
DIVISION OF CORPORATIONS

April 13. 2004

9420 360
ay

Division of Corporations
PO Box 898
Dover, DE 19903

Dear Division of Corporations: 3398 097

Enclosed please find the Certificate of Renewal Form for a voided corporation plus the necessary $104.00 fee.

Please also find the franchise taxes forms and necessary fee of $288.60. This fee includes not only the $35.00 per year, but also the 18%/year interest plus the late fee of $100 per each year. These fees are for the years 2001 and 2002.

The calculations are as follows:

2001: 19987

$35.00 plus 18% for 2001 ($41.30) and 18% for 2002 ($6.30) = $47.30 plus $100 late fee = $147.30.

2002:

$35.00 plus 18% for 2002 = $41.30 plus late fee of $100 = $141.30

TOTAL FRANCHISE FEE INCLUDING INTERSEST AND LATE FEES FOR 2001 AND 2002 IS $ 288.60

Please call me at 201 666 9085 if necessary.

CK# 1086
Amt. 280.00

Truly-

$ on Account

CK# 1085
Amt. 104.00

Frank V. Lorenzo
Secretary-Firefly Learning, Inc.

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 04/16/2004
FILED 08:00 AM 04/16/2004
SRV 040279989 - 3398097 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

This corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows.

1. The name of this corporation is FIREFLY LEARNING, INC.
2. Its registered office in the State of Delaware is located at 874 WALKER RD Street, City of DOVER Zip Code 19904 County of KENT the name and address of its registered agent is UNITED CORPORATE SERVICES
3. The date of filing of the original Certificate of Incorporation in Delaware was MAY 31, 2001
4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of FEBRUARY 2003 same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
5. This corporation was duly organized and carried on the business authorized by its charter until the 1ST day of MARCH A.D. 2003 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, FRANK V. LORENZO the last and acting authorized officer hereunto set his/her hand to this certificate this 13th day of APRIL A.D. 2004.

By: Frank Lorenzo
Authorized Officer

Name: FRANK V. LORENZO
Print or Type

Title: SECRETARY

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:33 PM 07/07/2005
FILED 04:29 PM 07/07/2005
SRV 050564674 - 3398097 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FIREFLY LEARNING, INC.

First: That the Board of Directors of Firefly Learning, Inc. (the "Corporation") by Unanimous Written Consent dated as of June 30 2005, adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation as heretofore amended, declaring said amendments to be advisable and calling for the submission of such amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that accordingly, by amendment to the Corporation's Certificate of Incorporation, Article "FIRST" and subsection "a" of Article "FOURTH " thereof shall be deleted and the following shall be inserted in its place and stead:

FIRST: The name of the corporation (hereinafter called the "Corporation") is:

MOBIFORM SOFTWARE, INC

FOURTH. a. Common Stock. Of the total authorized capital stock that the Corporation shall have the authority to issue, Forty Five Million (45,000,000) shares with the par value of $.0001 each, shall be designated "Common Stock."

Effective on the close of business on the date this Certificate of Amendment of Certificate of Incorporation is accepted for filing with the Secretary of State of Delaware, each three (3) shares of Common Stock outstanding on that date shall be deemed to be one (1) share of Common Stock of the Corporation, par value $0.0001 per share.

Second: That pursuant to Section 228 of the General Corporation Law of the State of Delaware, a consent setting forth resolutions approving the amendment set forth above was signed by holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President as of the 30th of June, 2005

By: /s/ Richard Nearing
Richard Nearing, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:56 PM 11/28/2006
FILED 03:56 PM 11/28/2006
SRV 061084735 - 3398097 FILE

CERTIFICATE FOR
RENEWAL AND REVIVAL OF CHARTER
OF

MOBIFORM SOFTWARE, INC

MOBIFORM SOFTWARE, INC, a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on May 31, 2001, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of the corporation is: MOBIFORM SOFTWARE, INC

2. Its registered office in the State of Delaware is located at United Corporate Services, Inc., 874 Walker Road, Suite C, in the City of Dover, County of Kent, State of Delaware 19904. The name of its registered agent at that address is United Corporate Services, Inc.

3. The date when the restoration, renewal, and revival of the charter of this corporation is to commence is February 28th, 2006, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

4. This corporation was duly organized and carried on the business authorized by its charter until March 1st, 2006, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provision of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Frank Lorenzo the last acting Secretary of MOBIFORM SOFTWARE, INC, has hereunto set his hand to this certificate this 28th day of November, 2006.

/s/ FrankLorenzo
Frank Lorenzo, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:50 PM 02/27/2008
FILED 05:11 PM 02/27/2008
SRV 080240918 - 3398097 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MOBIFORM SOFTWARE, INC

MOBIFORM SOFTWARE, INC , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation (hereinafter called the "Corporation") is MOBIFORM SOFTWARE, INC

2. The certificate of incorporation of the Corporation is hereby amended by Striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

"**FOURTH: The Corporation shall have the authority to issue an aggregate of One Hundred Five Million (105,000,000) shares consisting of**

a. One Hundred Million (100,000,000) shares of Common Stock with a par value of $.0001 per share; and

b. Five Million (5,000,000) shares of Preferred Stock, par value $.0001 per share.

A. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, which resolutions shall be filed with the Secretary of State of the State of Delaware as required by law.

B. Each series of Preferred Stock

(i) may have such number of shares;

(ii) may have such voting powers, full or limited, or may be without voting powers;

(iii) may be subject to redemption at such time or times and at such prices;

(iv) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to the dividends payable on any other class or classes or series of stock;

(v) may have such rights upon the dissolution of, or upon any distribution of the assets of the Corporation;

(vi) may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

(vii) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(viii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of this Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase redemption or other acquisition by this Corporation or any subsidiary of any outstanding stock of this Corporation; and

(xi) may have such other relative, participating, optional or other rights, qualifications, limitations or restrictions, all as shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

C. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were, subject to the conditions or restriction on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred stock and subject to any filing required by law.

No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued shall be entitled as of right to purchase or subscribe for unissued stock of any class, or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of any class of the corporation, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of any class of the corporation, or carrying any right to purchase stock of any class of the

corporation, but any such unissued stock or any such additional authorized issue of any stock or of other securities convertible into stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion."

3. The amendment herein certified has been authorized and duly adopted by the Board of Directors and the shareholders owning a majority of the shares entitled to vote in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have signed and attested this Certificate of Amendment on the 19th day of February, 2008.

/s/ Allen Ronald DeSerranno
Allen Ronald DeSerranno
President

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:10 PM 09/24/2012
FILED 05:10 PM 09/24/2012
SRV 121062414 - 3398097 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

MOBIFORM MERGER CORP.

WITH AND INTO

MOBIFORM SOFTWARE, INC

Under Section 253 of the Delaware General Corporation Law

Mobiform Software, Inc , a Delaware corporation (the "Surviving Corporation"), hereby certifies as follows:

FIRST: The Board of Directors of the Surviving Corporation resolved to merge Mobiform Merger Corp., a Delaware corporation and its wholly owned subsidiary (the "Subsidiary Corporation"), with and into the Surviving Corporation, and a copy of such resolution adopted by the Board of Directors on September 24, 2012 is attached hereto as Exhibit A .

SECOND: The Subsidiary Corporation was incorporated under the laws of the State of Delaware on September 11, 2012 under the name "Mobiform Merger Corp."

THIRD: The Surviving Corporation was incorporated under the laws of the State of Delaware on May 31, 2001 under the name "Firefly Learning, Inc."

FOURTH: Pursuant to Section 253(b) of the Delaware General Corporation Law, the Surviving Corporation shall change its name to "B-Scada Inc."

FIFTH: The designation and number of issued and outstanding shares of each class of the Subsidiary Corporation, all of which are owned by the Surviving Corporation are as follows:

NUMBER	DESIGNATION
10	Common Stock

SIXTH: Upon the effectiveness of the merger herein certified, each issued and outstanding share of the Subsidiary Corporation's capital stock shall be surrendered and extinguished, and shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as the Surviving Corporation is the owner of all outstanding capital stock of the Subsidiary Corporation.

SEVENTH: The Merger shall become effective on October 19, 2012.

Signed on September 24, 2012

MOBIFORM SOFTWARE, INC

By: ______________________

Name: Allen Ronald DeSerranno

Title: President

WRITTEN CONSENT OF
THE SOLE DIRECTOR OF
MOBIFORM SOFTWARE, INC

The undersigned, being the sole member of the Board of Directors of Mobiform Software, Inc., a Delaware corporation (the "Corporation"), does hereby consent, pursuant to Section 141 of the Delaware General Corporation Law ("DGCL"), to the adoption of the following resolutions:

WHEREAS, the Board of Directors has determined that it is advisable, desirable, and in the best interest of the Corporation to effectuate a merger (the "Merger") pursuant to which its wholly owned subsidiary, Mobiform Merger Corp. ("Merger Corp"), will be merged with and into the Corporation, with the Corporation continuing as the surviving corporation; and

WHEREAS, the Board of Directors has determined it to be in the best interest of the Corporation to adopt the name of B-Scada Inc;

NOW THEREFORE IT BE:

RESOLVED, that the sole officer of the Corporation be, and he hereby is, authorized and directed to effect the Merger and, in accordance with Section 253(b) of the DGCL, to change the Corporation's name to "B-Scada Inc. and it is further

RESOLVED, that the form, terms, and provisions of the Plan of Merger attached hereto as Exhibit A and Certificate of Ownership and Merger attached hereto as Exhibit B and of the transactions contemplated thereby be, and they hereby are, in all respects approved; and that the sole officer of the Corporation be, and he hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Corporation, said Certificate of Ownership and Merger, with such additions, deletions, and changes as the sole officer shall approve, with the execution thereof by the sole officer to be conclusive evidence of his approval of any such additions, deletions, and changes; and it is further

RESOLVED, that the sole officer of the Corporation be, and he hereby is, authorized to do any and all things reasonably necessary or customary in order to implement and consummate the Merger and the further transactions and actions contemplated thereby and by the foregoing resolutions; and it is further

RESOLVED, that the sole officer of the Corporation be, and he hereby is, authorized to execute and deliver any and all agreements, instruments, and documents, and to do any and all acts and things, and to pay such expenses and taxes as such officer may deem necessary or advisable to carry out fully the intents and accomplish the purposes of the foregoing resolutions.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the undersigned, being the sole member of the Board of Directors of the Corporation, has set his hand hereunto as of the 24th day of September, 2012.

Allen Ronald DeSerranno

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
B-SCADA INC.

B-SCADA INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), hereby certifies as follows pursuant to Section 242 of the DGCL:

FIRST: That by the unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted to amend the Corporation's Certificate of Incorporation as follows:

Effective as of 5:00 p.m. Eastern time on April 29, 2016, each ten (10) shares of the Corporation's Common Stock, par value $.0001 per share ("Common Stock") issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of the Corporation's Common Stock; provided that the Corporation shall issue no fractional shares as a result of the actions set forth herein, but shall instead issue to the holder of such fractional share one full additional share.

SECOND: That pursuant to a resolution of its Board of Directors, the holders of a majority of the voting shares of the Corporation approved by their written consent the foregoing amendment.

THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Allen Ronald DeSerranno, its President and Brian Thornton, its Secretary, this 15th day of April, 2016.

B-SCADA INC.

By:________________________
Allen Ronald DeSerranno

By:________________________
Brian Thornton, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:05 PM 02/22/2017
FILED 04:05 PM 02/22/2017
SR 20171144800 - File Number 3398097

CERTIFICATE OF CORRECTION

B-SCADA INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

1. The name of the Corporation is B-Scada Inc.
2. A Certificate of Amendment to the Certificate of Incorporation was filed by the Secretary of State of the State of Delaware on April 13, 2016 and said Certificate requires correction as permitted by Section 103 of DGCL.
3. The inaccuracy or defect of said Certificate is: Article FIRST of the Certificate omitted to state that in connection with the reverse stock split the authorized shares of common stock is reduced from one hundred million to ten million shares.
4. Article FIRST of the Certificate is corrected to read as follows:

"Effective as of 5:00 p.m. Eastern time on April 29, 2016, each ten (10) shares of the Corporation's Common Stock, par value $.0001 per share ("Common Stock") issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of the Corporation's Common Stock; provided that the Corporation shall issue fractional shares as a result of the actions set forth herein, but shall instead issue to the holder of such fractional share one full additional share. In addition, Article FOURTH of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

'FOURTH: The Corporation shall have the authority to issue an aggregate of Fifteen Million (15,000,000) shares consisting of

a. Ten Million (10,000,000) shares of Common Stock with a par value of $.0001 per share; and

b. Five Million (5,000,000) shares of Preferred Stock with a par value of $.0001 per share.

A. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, which resolutions shall be filed with the Secretary of State as required by law.

B. Each series of Preferred Stock

(i) may have such number of shares;
(ii) may have such voting powers, full or limited, or may be without voting powers;
(iii) may be subject to redemption at such time or times and at such prices;
(iv) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to the dividends payable on any other class or classes or series of stock;
(v) may have such rights upon the dissolution of, or upon any distribution of the assets of the Corporation;
(vi) may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;
(vii) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;
(viii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of this Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and

the purchase, redemption or other acquisition by this Corporation or any subsidiary of any outstanding stock of this Corporation; and

(ix) may have such other relative, participating, optional or other rights, qualifications, limitations, or restrictions, all as shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

C. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were, subject to the conditions or restriction on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and subject to any filing required by law.

No holder of any shares of the stock of the Corporation, whether now or hereafter authorized and issued shall be entitled as of right to purchase or subscribe for unissued stock of any class, or any additional shares of any class of the Corporation, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of any class of the Corporation, or carrying any rights to purchase stock of any class of the Corporation, but any such unissued stock or any such additional authorized issue of any stock or of other securities convertible into stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.' "

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by Allen Ronald DeSerranno, its President and Brian Thornton, its Secretary, this 22nd day of February, 2017.

B-SCADA INC.

By:____________________
Allen Ronald DeSerranno

By:____________________
Brian Thornton, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:56 PM 03/09/2017
FILED 04:56 PM 03/09/2017
SR 20171694672 - File Number 3398097

CERTIFICATE OF OWNERSHIP AND MERGER

OF

MONITOR SENSING TECHNOLOGIES, INC.

WITH AND INTO

B-SCADA INC.

Under Section 253 of the Delaware General Corporation Law

B-Scada Inc., a Delaware corporation (the "Surviving Corporation"), hereby certifies as follows:

FIRST: The Board of Directors of the Surviving Corporation resolved to merge Monitor Sensing Technologies, Inc., a Florida corporation and its wholly owned subsidiary (the "Subsidiary Corporation"), with and into the Surviving Corporation, and a copy of such resolution adopted by the Board of Directors on March 9, 2017 is attached hereto as Exhibit A.

SECOND: The Subsidiary Corporation was incorporated under the laws of the State of Florida on August 20, 2015.

THIRD: The Surviving Corporation was incorporated under the laws of the State of Delaware on May 31, 2001 under the name "Firefly Learning, Inc."

FOURTH: The designation and number of issued and outstanding shares of each class of the Subsidiary Corporation, all of which are owned by the Surviving Corporation are as follows:

NUMBER	DESIGNATION
100	Common Stock

SIXTH: Upon the effectiveness of the merger herein certified, each issued and outstanding share of the Subsidiary Corporation's capital stock shall be surrendered and extinguished, and shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, in as much as the Surviving Corporation is the owner of all outstanding capital stock of the Subsidiary Corporation.

SEVENTH: The Merger shall become effective on March 9, 2017.

Signed on March 9, 2017

B-SCADA, INC.

By: [signature]
Name: Allen Ronald DeSerranno
Title: President

EXHIBIT A

RESOLVED, that the Agreement and Plan of Merger between the Company and Monitor Sensing Technologies, Inc. a Florida corporation, a copy of which is attached hereto as Exhibit A (the "Merger Agreement"), be and hereby is ratified and approved in all respects; and be it further

RESOLVED, that each of Allen Ronald DeSerranno and Brian Thornton or either of them is hereby authorized and directed to execute on behalf of the Company, the Merger Agreement and all other documents regarding the merger of Monitor Sensing Technologies, Inc. with and into the Company, including, but not limited to, Articles of Merger to be filed with the Florida Secretary of State and a Certificate of Ownership and Merger to be filed with the Delaware Secretary of State; and be it further

RESOLVED, that the officers of the Company be, and they each hereby are, authorized, empowered and directed, in the name and on behalf of the Company, to execute, deliver and/or file any and all other documents, applications, instruments or certificates required to be executed delivered and/or filed by the Company in connection with the foregoing resolutions, the execution and delivery thereof to be conclusive evidence of such authority; and be it further

RESOLVED, that any and all acts taken or to be taken by pursuant to and consistent with the authorizations embodied herein be, and they hereby are, in all respects approved, ratified and confirmed.

EXHIBIT A TO RESOLUTIONS

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER ("Plan" or "Merger Agreement") dated as of March 9,2017 by and among Monitor Sensing Technologies, Inc. a Florida corporation ("MST"), and B-Scada Inc., a Delaware corporation ("B-Scada"). MST and B-Scada are hereinafter collectively referred to as the "Constituent Entities."

WITNESSETH:

WHEREAS, B-Scada is a corporation duly organized and existing under the laws of the State of Delaware having filed its Certificate of Incorporation in the office of the Secretary of State of Delaware on May 31, 2001 under the name "Firefly Learning, Inc.";

WHEREAS, MST is a corporation duly organized and existing under the laws of the State of Florida, having filed its Articles of Incorporation in the office of the Secretary of State of Florida on August 20, 2015;

WHEREAS, the Board of Directors of each of the Constituent Entities deem it advisable and in the best interests of the Constituent Entities and their stockholders that MST be merged with and into B-Scada which shall be the surviving corporation, as authorized by the applicable statutes of the States of Florida ("Florida Law") and Delaware ("Delaware Law"), and pursuant to the terms and conditions hereinafter set forth, and the Boards of Directors of each Constiuent Corporation have duly approved this Merger Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with Florida Law and Delaware Law, at the Effective Time (as defined in Section 1.02), MST shall be merged with and into B-Scada. As a result of the Merger, the separate entity existence of MST shall cease and B-Scada shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall be "B-Scada, Inc." or such other name as may be selected by the Board of Directors of the Surviving Corporation subsequent to the Effective Time.

Section 1.02 Effective Time of the Merger. As promptly as practicable after the execution and delivery of this Merger Agreement by each of the parties hereto, the parties hereto shall cause the Merger to be consummated by filing with the (a) Secretary of State of Delaware, a Certificate of Ownership and Merger in the form of Exhibit A attached hereto (the "Delaware Certificate of Merger"), as required by, and executed in accordance with the relevant provisions of, Delaware Law and (b) Secretary of State of Florida, a Certificate of Merger in the form of Exhibit B attached hereto (the "Florida Certificate of Merger"), as required by, and executed in accordance with the relevant provisions of, Florida Law. The Merger shall become effective at the time set forth in the Florida Certificate of Merger filed with the Secretary of State of Florida and the Delaware Certificate of Merger filed with the Secretary of State of Delaware, which times will be simultaneous with each other (the "Effective Time").

Section 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Florida Law and California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the

rights, privileges and powers and all property, real, personal and mixed, and all debts due to MST and B-Scada, as well as all other things and causes of action belonging to MST and B-Scada shall vest in the Surviving Corporation without any transfer or assignment having occurred, and all debts, liabilities and duties of MST and B-Scada shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.04 Closing. The closing of the Merger (the "Closing") shall occur concurrently with the Effective Time. The Closing shall occur at the offices of Jay Weil, Esq. referred to in Section 5.01 hereof. At the Closing, all of the documents, certificates, agreements, opinions and instruments required to be delivered pursuant to this Merger Agreement will be executed and delivered. At the Closing, all actions to be taken at the closing shall be deemed to be taken simultaneously.

Section 1.05 Certificate of Incorporation; By-laws. At the Effective Time, the Certificate of Incorporation of MST as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

Section 1.06 Directors. The directors of the Surviving Corporation immediately prior to the Effective Time shall be the directors of the Surviving Corporation. Except as otherwise provided herein, each director shall hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and until his or her successor is duly elected and qualified in accordance with Delaware Law or until his or her earlier death, resignation, or removal.

Section 1.07 Officers. The officers of B-Scada immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until his or her successor is duly elected and qualified in accordance with Delaware Law or until his or her earlier death, resignation, or removal.

ARTICLE II

CONVERSION OF SECURITIES

Section 2.01 Conversion of Securities. At the Effective Time:

(a) Each share of capital stock of B-Scada that shall be outstanding immediately prior to the Effective Time shall continue to remain outstanding, unaffected by the Merger.

(b) All shares of capital stock of MST outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions to B-Scada'a Obligations. All obligations of B-Scada under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by B-Scada:

(a) MST shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

(b) The parties shall have received approvals, acquiescence or consents (including any approvals, acquiescence or consents that may be required in order to fulfill the transactions contemplated herein), all on terms and conditions acceptable to them, of the transactions contemplated in this Merger Agreement from all necessary governmental agencies and authorities and all applicable waiting periods shall have expired, and the parties shall have received the approvals and consents of all third parties

required to consummate this Merger Agreement and the other agreements contemplated herein. Such approvals and the transactions contemplated herein shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party by formal proceedings.

(c) No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Merger Agreement, the Merger, or the transactions contemplated herein or therein by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Merger Agreement or any other agreement contemplated herein or the transactions contemplated herein illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of B-Scada, (c) impose material limits on the ability of any party to this Merger Agreement to consummate the Agreement or any other agreement contemplated herein or the transactions contemplated herein, or (d) otherwise result in a change having a material adverse effect on B-Scada. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (c) above.

ARTICLE IV

TERMINATION

Section 4.01 Termination of Merger Agreement. This Merger Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the parties;

(b) by B-Scada, if MST (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing or (ii) materially breaches any of its covenants contained herein, which failure or breach is not cured within thirty (30) days after B-Scada has notified MST of its intent to terminate this Merger Agreement pursuant to this paragraph (b);

(c) by either B-Scada, on the one hand, or MST, on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on B-Scada or MST that prohibits or materially restrains it from consummating the transactions contemplated herein, provided that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry by any such court or governmental or regulatory agency; or

(e) by either B-Scada, on the one hand, or MST, on the other hand, if the Closing has not occurred on or prior to July 31, 2017, for any reason other than delay or nonperformance of the party seeking such termination.

Section 4.02 Termination of Obligations. Termination of this Merger Agreement pursuant to this Article IV shall terminate all obligations of the parties hereunder; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 4.01 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01 Notices. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return

receipt and addressed to the following addresses:

If to B-Scada or MST, to it at the following address:

B-Scada Inc.
9030 West Fort Island Trail
Plantation Village
Building 9
Crystal River, Florida 34429
Attn: President

With a copy to:

Jay Weil, Esq.
27 Viewpoint Road
Wayne, New Jersey 07470
Attn: Jay Weil, Esq.

Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing. Counsel for a party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

Section 5.02 Entire Agreement. This Merger Agreement, including the exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Merger Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

Section 5.03 Severability. Any provision of this Merger Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.04 Successors and Assigns. This Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that neither party shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in its sole discretion, and any such transfer or assignment without said consent shall be void.

Section 5.05 Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

Section 5.06 Applicable Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Delaware shall govern the enforceability and validity of this Merger Agreement, the construction of its terms and the interpretation of the rights and duties of the parties; provided, however, that with respect to matters of law concerning the internal affairs of any entity that is a party to or the subject of this Merger Agreement the law of the jurisdiction of organization of such entity shall govern.

Section 5.07 Amendment. This Merger Agreement may not be altered or amended, except pursuant to an instrument in writing signed on behalf of each of the parties hereto.

[* Signature Page to Follow ***]**

IN WITNESS WHEREOF, each party has caused this Merger Agreement to be signed by one of its officers pursuant to authorization contained in a resolution adopted by its Board of Managers approving this Merger Agreement.

B-SCADA INC

By: ______________________________
Name: Allen Ronald DeSerranno
Title: President

MONITOR SENSING TECHNOLOGIES, INC.

By: ______________________________
Name: Allen Ronald DeSerranno
Title: President

STATE OF DELAWARE
CERTIFICATE OF RESIGNATION OF REGISTERED AGENT WITHOUT APPOINTMENT OF A SUCCESSOR REGISTERED AGENT

Pursuant to the provisions of Section 136 of Title 8 of the Delaware General Corporation Law, the undersigned agent for service of process, in order to resign as agent without appointment of a successor agent, hereby certifies that:

1. The name of the Corporation is B-SCADA INC.

2. The name of the resigning agent is United Corporate Services, Inc.

3. That written notice of resignation was given to the affected Corporation at least 30 days prior to the filing of the certificate by mailing or delivering such notice to the Corporation at its address last known to the registered agent on 2/12/2020.

4. The undersigned registered agent has submitted the last provided communications contact information to the Secretary of State as required by Section 136 of Title 8.

By: United Corporate Services, Inc.

Name: /s/ Paula Lintner

Title: Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:52 PM 05/13/2021
FILED 03:52 PM 05/13/2021
SR 20211770244 - File Number 3398097

STATE OF DELAWARE
CERTIFICATE FOR REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is B-SCADA INC.

and, if different, the name under which the corporation was originally incorporated FIREFLY LEARNING, INC..

2. The Registered Office of the corporation in the State of Delaware is located at 8 The Green STE A (street), in the City of Dover ,County of Kent Zip Code 19901. The name of the Registered Agent at such address upon whom process against this Corporation may be served is A Registered Agent, Inc..

3. The date of filing of the Corporation's original Certificate of Incorporation in Delaware was 05/31/2001.

4. The corporation desiring to be revived and so reviving its certificate of incorporation was organized under the laws of this State.

5. The corporation was duly organized and carried on the business authorized by its charter until the 12th day of June A.D. 2021, at which time its charter became inoperative and forfeited for failure to obtain a registered agent and the certificate for revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By: /s/ Adam Acosta
Authorized Officer

Name: Adam Acosta, President
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:58 AM 09/24/2021
FILED 08:58 AM 09/24/2021
SR 20213334056 - File Number 3398097